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                                                                    EXHIBIT 5.1


                               February 14, 1996


Quality Systems, Inc.
Meredith Financial Centre
Centre Building, Suite 210
17822 East 17th Street
Tustin, CA 92680


            Re:  Registration Statement on Form S-1
                 ----------------------------------


Ladies and Gentlemen:

            We have examined the Registration Statement on Form S-1 filed by Quality Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on or about January 11, 1996, and Amendment No. 1 thereto to be filed with the Commission on or about February 15, 1996 (collectively, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,725,000 shares of the Company's Common Stock (the "Shares"). The Shares include an over-allotment option granted to the underwriters by the Selling Shareholders to purchase up to 225,000 additional shares of the Company's Common Stock and are to be sold to the underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

            It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us to be taken prior to the issuance of that portion of the Shares to be issued by the Company, and upon completion of the proceedings being taken in order to permit the sale of the Shares to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued (in the case of the Shares to be newly issued by the Company) and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

            We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.



                                                 Very truly yours,


                                                 BROBECK, PHLEGER & HARRISON LLP